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                                                                    Exhibit 24.1


                                  POWER OF ATTORNEY



         THE UNDERSIGNED, being a director of ARM Financial Group, Inc. (the "Company"), hereby constitutes and appoints John Franco and Martin H. Ruby, and each of them acting singly, his true and lawful attorneys-in-fact, with full power to them, and each of them acting singly, in any and all capacities, to sign any amendments (including post-effective amendments) to the Registration Statement on Form S-1 (File No. 333-14693), and any related registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933 or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, this Power of Attorney has been executed by the undersigned this 27th day of March, 1997.




                                            /s/  Colin F. Raymond
                                            -----------------------------------
                                            Colin F. Raymond
                                            Director